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EXHIBIT 21.1

                         Subsidiaries of the Registrant
                              As of July 30, 1999


                                                           Jurisdiction of
Subsidiary                                                 Incorporation
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Primus Telecommunications, Inc.                            Delaware

Primus Telecommunications International, Inc.              Delaware

Primus Telecommunications, Ltd.                            United Kingdom

Primus Telecommunications de Mexico, S.A. de C.V.          Mexico

Primus Telecommunications Pty., Ltd.                       Australia

Primus Telecommunications (Australia) Pty., Ltd.           Australia
         (formerly known as Axicorp Pty., Ltd.)

3362426 Canada Inc.                                        Canada
         d/b/a Primus Canada

GlobalServe Communications Inc.                            Ontario

Primus Telecommunications Netherlands B.V.                 Netherlands

Primus Telecommunications SA                               France

PTI GmbH                                                   Germany

Primus TeleCom A/S                                         Denmark

Primus Telecommunicaciones SA                              Spain

Primus Telecommunications AG                               Switzerland

Primus Telecommunications SRL                              Italy

Primus Telecommunications K.K.                             Japan

Primus Japan K.K.                                          Japan

Eclipse Data Services Pty., Ltd.                           Australia

Hotkey Internet Services Pty., Ltd.                        Australia

Rate Reduction Center, Inc.                                Florida

Least Cost Routing, Inc.                                   Florida
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Rockwell Communications Corporation                        Florida

Intex Telecommunications, Inc.                             South Carolina

TresCom International, Inc.                                Florida

TresCom Network Services, Inc.                             Florida

TresCom U.S.A., Inc.                                       Florida

Global Telephone Holding, Inc.                             U.S. Virgin Islands

InterIsland Telephone Corp.                                U.S. Virgin Islands

The St. Thomas and San Juan Telephone Company, Inc.        U.S. Virgin Islands

STSJ Overseas Telephone Company, Inc.                      Puerto Rico

OTC Network Assets, Inc.                                   Puerto Rico

Puerto Rico Telecom Corporation                            New York

STSJ Network Assets, Inc.                                  U.S. Virgin Islands

Telegroup Network Services Denmark ApS                     Denmark

TeleContinent, S.A.                                        France

Telegroup Deutschland GmbH                                 Germany

Telegroup Network Services Deutschland GmbH                Germany

Telegroup Italia S.r.l.                                    Italy

Telegroup Nederland B.V.                                   Netherlands

Telegroup International B.V.                               Netherlands

Global Access Pty. Ltd.                                    South Africa

Telegroup Network Services S.A.                            Switzerland

Telegroup (U.K.) Limited                                   United Kingdom

Corporate Networks Limited                                 United Kingdom

South East Telecom Limited                                 United Kingdom

Phone Centre Communications (Service) Limited              United Kingdom

Telegroup Japan Kabushiki Kaisha                           Japan
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iPRIMUS.com, Inc.                                          Delaware

London Telecom Network, Inc.                               Canada

TCP/IP GmbH                                                Germany